Exhibit 10.1

EPICOR SOFTWARE CORPORATION

AMENDMENT TO MANAGEMENT RETENTION AGREEMENT

This Amendment to the Management Retention Agreement (the “Amendment”) is made as of June 21st, 2010, by and between L. George Klaus (the “Executive”) and Epicor Software Corporation (the “Company”).

RECITALS

WHEREAS, the Company and Executive have entered into that certain Management Retention Agreement as of January 19, 2009 (the “Agreement”).

WHEREAS, the Company and Executive desire to amend the Agreement to reflect certain changes in Executive’s compensation and to extend the term of the Agreement by one year.

NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Term. Section 2 of the Agreement entitled “Term of Agreement” is hereby amended by deleting the date “December 31, 2010” in the first sentence thereof and replacing it with “December 31, 2011.”

2. Performance Share Grant. Section 6(a) of the Agreement, entitled “Performance Based Restricted Stock Grant” is hereby amended to read in its entirety as follows:

“(a) Performance Based Restricted Stock Grant. Pursuant to the terms of the Agreement, Executive has been granted a total of four hundred thousand (400,000) shares of restricted Company common stock, allocated equally (200,000) to each of the 2009 and 2010 fiscal years. The shares related to the 2009 Performance Year have been paid out by the Company pursuant to the terms of the Company’s Performance Based Restricted Stock Program (the “Program”). Pursuant to the terms of this Agreement, Executive shall also receive a grant of two hundred thousand (200,000) shares of restricted Company common stock, allocated to the 2011 fiscal year (hereinafter, the remaining 2010 and 2011 stock grants are referred to as the “Performance Based Restricted Stock Grant”). The Performance Base Restricted Stock Grant provides that the restrictions on the stock shall lift based on achievement of applicable Company performance goals during 2010 and 2011 as determined in accordance with the terms of the Program approved by the Company’s Compensation Committee and subject to the Executive’s continued service to the Company through the 2010 and 2011 performance periods. The Performance Based Restricted Stock Grant is subject to the terms, definitions and provisions of the Program as well as the Company’s applicable stock incentive plan, as may be amended from time to time (the “Plan”) and the restricted stock agreement by and between Executive and the Company (the “Performance Based Restricted Stock Agreement”), both of which documents are incorporated herein by reference.”

3. 2010 Share Grant. Section 6 of the Agreement, entitled “Equity Grants” is hereby amended by adding a new subparagraph (c) thereto as follows:

“(c) 2010 Restricted Stock Grant. Pursuant to the terms of the Agreement, Executive shall be granted an additional total of one hundred and fifty thousand (150,000) shares of restricted Company common stock (the “2010 Restricted Stock Grant”). The 2010 Restricted Stock Grant shall provide that the restrictions on the stock shall lift based on the passage of time over the Employment Term and subject to the Executive’s continued service to the Company through each vesting date. Specifically, the vesting commencement date of the 2010 Restricted Stock Grant shall be the date of grant and the shares shall be scheduled to vest over the 2011 year on an equal quarterly (90 day) basis with 37,500 shares vesting on March 31, June 30, September 30 and December 31, 2011, respectively, and subject to the Executive’s continued service to the Company through each vesting date. The 2010 Restricted Stock Grant will also be subject to the terms, definitions and provisions of the Company’s applicable stock incentive plan, as may be amended from time to time (the “Plan”) and the restricted stock agreement by and between Executive and the Company (the “2010 Restricted Stock Grant Agreement”), both of which documents are incorporated herein by reference.”

4. Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

5. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

7. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

8. Governing Law. This Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

9. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and the Executive.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

L. GEORGE KLAUS	EPICOR SOFTWARE CORPORATION

/s/ L. George Klaus	/s/ John D. Ireland
Signature	Signature

L. George Klaus	John D. Ireland
Printed Name	Print Name

General Counsel/Sr. Vice-president
Print Title

(Signature page to Amendment to L. George Klaus Management Retention Agreement)